                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

                                   EXHIBIT 11

                                        Three Months Ended
                                     ------------------------
                                     August 3l,   August 3l,
                                        1996         1995
                                     -----------  -----------

Primary and fully diluted
 earnings:
Net income                           $ 2,360,338  $ 2,245,298
                                     ===========  ===========
Shares:
Weighted average number of common
 shares outstanding                   21,645,424   21,43l,l29
Assumed exercise of options
 and warrants                          l,436,535    l,905,859
                                     -----------  -----------
Weighted average number of common
 shares for primary and fully
 diluted calculation                  23,08l,958   23,336,988
                                     ===========   ==========
Primary and fully diluted
 earnings per share:                        $.10        $0.10
                                            ====        =====

                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

                                   EXHIBIT 11
                                  (Continued)

                                         Six Months Ended
                                     ------------------------
                                     August 3l,   August 3l,
                                        1996         1995
                                     -----------  -----------

Primary:
Earnings:
Net income                            $ 4,296,626  $ 3,866,083
                                      ===========  ===========
Shares:
Weighted average number of common
 shares outstanding                    21,7l7,724   21,357,653
Assumed exercise of options
 and warrants                           l,466,652    l,750,l73
                                      -----------  -----------
Weighted average number of common
 shares for primary calculation        23,l84,376   23,107,826
                                      ===========  ===========

Primary earnings per share:                 $0.18        $0.17
                                            =====        =====

                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS

                                   EXHIBIT 11
                                  (Continued)

                                         Six Months Ended
                                     ------------------------
                                     August 3l,   August 3l,
                                        1996         1995
                                     -----------  -----------

Assuming full dilution:
Earnings:
Net income                           $ 4,296,626  $ 3,866,083
                                     ===========  ===========
Shares:
Weighted average number of common
 shares outstanding                   21,7l7,724   21,357,653
Assumed exercise of options
 and warrants                          l,540,75l    2,088,483
                                     -----------  -----------

Weighted average number of common
 shares for fully diluted
 calculation                          23,258,475   23,446,l36
                                     ===========  ===========

Fully diluted earnings per share:          $0.18        $0.17
                                           =====        =====